   As filed with the Securities and Exchange Commission on September 14, 2001.

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                          ALEXION PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                               13-3648318
      (State or other juris-                                 (I.R.S. Employer
      diction of incorporation                               Identification
      or organization)                                       Number)

                                352 KNOTTER DRIVE
                           CHESHIRE, CONNECTICUT 06410
                                 (203) 272-2596
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ALEXION PHARMACEUTICALS, INC.
                             2000 STOCK OPTION PLAN

                                  -------------

                               LEONARD BELL, M.D.
                          ALEXION PHARMACEUTICALS, INC.
                                352 KNOTTER DRIVE
                           CHESHIRE, CONNECTICUT 06410
                                 (203) 272-2596

    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            MERRILL M. KRAINES, ESQ.
                            LAWRENCE A. SPECTOR, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                  -------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     TITLE OF SECURITIES                               PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
      TO BE REGISTERED        AMOUNT TO BE REGISTERED     PRICE PER UNIT(1)           OFFERING PRICE (1)          REGISTRATION FEE
====================================================================================================================================
COMMON STOCK, $0.0001 PAR
VALUE PER SHARE..............     1,500,000 SHARES               $17.88                   $26,820,000                 $6,705.00

(1) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 10, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          DESCRIPTION OF PLAN.

                 In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in
Part I of Form S-8 will be sent out or given to individuals who participate in the Alexion Pharmaceuticals, Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan") and are not being filed with or included in this Form S-8.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                 Upon written or oral request, Alexion Pharmaceuticals, Inc. (the "Registrant") will provide without charge to participants in the 2000 Stock Option Plan, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and the information required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Thomas I. H. Dubin, Esq., Vice President and General Counsel, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, CT 06410 (203/ 272-2596).

                                     PART II

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

                 Certain statements contained in, or incorporated by reference in, this Registration Statement are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that the Registrant's business and operations are subject to a variety of risks and uncertainties and, consequently, its actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." The Registrant makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                       WHERE YOU CAN FIND MORE INFORMATION

                 The Registrant files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1- 800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant.

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The SEC allows the Registrant to "incorporate by reference" the documents that it files with the SEC. This means that the Registrant can disclose important information to you by referring you to those documents. Any information incorporated in this manner is considered part of this Registration Statement. Any information the Registrant files with SEC after the date of this Registration Statement will automatically update and supersede the information contained in this Registration Statement.

                 The Registrant incorporates by reference the following documents that have been filed with the SEC and any filings that it will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Registrant files a post-effective amendment to this Registration Statement indicating this offering has been completed:

(i)  our amended current report on Form 8-K/A, filed on November 20, 2000;

(ii) our current reports on Form 8-K, filed on September 25, 2000, October 3, 2000, October 27, 2000, January 23, 2001, January 29, 2001 and June 7, 2001;

(iii) our quarterly reports on Form 10-Q for the quarters ended October 31, 2000, January 31, 2001 and April 30, 2001, filed on December 15, 2000, March 15, 2001 and June 13, 2001, respectively;

(iv) our annual report on Form 10-K for the fiscal year ended July 31, 2000, filed on October 6, 2000;

(v) our registration statement on Form 8-A, filed on February 21, 1997, as amended on October 6, 2000; and

(vi) our registration statement on Form 8-A, filed on February 12, 1996.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

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ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

                 In accordance with Section 145 of the DGCL, Section EIGHTH of the Company's Certificate of Incorporation, as amended (the "Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company. Section NINTH of the certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.      Description
----------       -----------

  4.1            Alexion Pharmaceuticals, Inc. 2000 Stock Option Plan

  5.1            Opinion of Fulbright & Jaworski L.L.P.

  23.1           Consent of Arthur Andersen LLP

  23.2           Consent of Arthur Andersen LLP

  23.3           Consent of Fulbright & Jaworski L.L.P. (Included in Exhibit 5)

  24.1           Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                   (i)      to include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act of 1933;

                                   (ii)     to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof),
                                            which individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective registration
                                            statement;

                                   (iii)    to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                 PROVIDED, HOWEVER, that paragraphs (a) (1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, the interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (e)      The undersigned Registrant hereby undertakes that:

                          (1) For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                          (2) For the purpose of determining any liability under
the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (f)      The undersigned Registrant hereby undertakes that:

                          Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheshire, State of Connecticut on September 14, 2001.

                                   ALEXION PHARMACEUTICALS, INC.


                                   By: /s/ LEONARD BELL
                                       -----------------------------------------
                                       Leonard Bell, M.D.
                                       President, Chief Executive Officer,
                                       Secretary and Treasurer

                                POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints LEONARD BELL, M.D. and DAVID W. KEISER, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all statements (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ LEONARD BELL                   Chief Executive Officer, Secretary, Treasurer    September 14, 2001
--------------------------         and Director
Leonard Bell                       (principal executive officer)


/s/ DAVID W. KEISER                Executive Vice President and Chief Operating     September 14, 2001
--------------------------         Officer
David W. Keiser                    (principal financial officer)


            *                      Vice President of Finance and Administration     September 14, 2001
--------------------------         (principal accounting officer)
Barry P. Luke

            *                      Chairman of the Board of Directors               September 14, 2001
--------------------------
John H. Fried

            *                      Director                                         September 14, 2001
--------------------------
Jerry T. Jackson

            *                      Director                                         September 14, 2001
--------------------------
Max Link

            *                      Director                                         September 14, 2001
--------------------------
Joseph A. Madri

            *                      Director                                         September 14, 2001
--------------------------
R. Douglas Norby

            *                      Director                                         September 14, 2001
--------------------------
Alvin S. Parven




*By: /s/ Leonard Bell
     -----------------------------------------
         Leonard Bell